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                                    EXHIBIT C
                            (Stock Purchase Agreement
                      LY Transportation Construction, Ltd.)


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                            STOCK PURCHASE AGREEMENT

        THIS AGREEMENT made this ____ day of ____________, 1997, by and between LA SALLE GROUP, LTD. (hereinafter called "Buyer") located at 153 St. John's Road, Tunbridge Wells, Kent TN4 9UP, United Kingdom and L Y TRANSPORTATION CONSTRUCTION, LTD., a British Virgin Islands international business corporation (hereinafter called "Seller") located at P.O. Box 355, Placida, Florida 33946-0355 U.S.A.

        WITNESSETH, THAT:

        WHEREAS,

        (A) Seller is actively conducting the business of project development and management under the name "L Y Transportation Corporation, Ltd." and/or HONE, LTD.; and

        (B) Seller has executed three agreements for projects located in and about Yangjiang City, Guangdong Province, Peoples' Republic of China, as follows:

                (1) A toll road using L Y Transportation Construction, Ltd. as the foreign joint venture partner;

                (2) A railroad using L Y Transportation Construction, Ltd. as the foreign joint venture partner;

                (3) A port expansion using L Y Transportation Construction, Ltd. as the foreign joint venture partner;

        NOW, THEREFORE, in consideration of Ten and No/100 Dollars, other good and valuable considerations, and the covenants and conditions contained herein the parties hereto hereby agree as follows:

        1. Seller warrants that L Y Transportation Construction, Ltd. is duly incorporated in Tortola, British Virgin Islands with all fees paid through December 31, 1997 and that this is a new corporation with no debts or other encumbrances. The officers and directors are nominee persons from the incorporation agents who will resign when the stock is transferred to La Salle Group, Ltd. or its assignee. Timothy L. Nesbitt shall be the President of L Y Transportation Construction, Ltd. and shall execute the necessary joint ventures with the proper officials of Yangjiang City and/or Guangdong Province, as directed by La Salle Group, Ltd. Such signatures shall be affixed to these documents only upon the written direction of La Salle Group, Ltd.

        2. As partial consideration for this transaction twenty (20%) percent of the net realized profits of the three projects listed in Paragraph B above, shall be paid as directed by the Seller by check or wire transfer. As further consideration, the Buyer shall obtain all construction funding.

        3. Seller shall have no financial interest in any other projects currently owned or funded by the Buyer.


                                   EXHIBIT A
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        4.  Seller shall offer the right of first refusal to Buyer at terms to be negotiated on a case by case basis, for all other projects located, qualified, and negotiated by the Seller in the Peoples' Republic of China under their operating name of HONE, LTD.

        5. Buyer shall retain HONE, LTD. as the on-site project managers and liaison with Buyer for the aforesaid projects at a monthly rate of $25,000 commencing October, 1997 and rising to $50,000 monthly upon the establishment of the project office in Yangjiang City. Selection of personnel shall be the sole responsibility of HONE, LTD. The monthly retainer shall be subject to review and consent for the purpose of increasing or decreasing same upon presentation of proper evidence of fund expended. Any such changes shall be the sole right of La Salle Group, Ltd. to be exercised in their sole discretion.

        6. Upon closing this transaction, Buyer shall assume all joint venture contracts and funding agreements entered into by Seller in the course of business which remain executory and which are described in the Schedule attached to this Agreement and made a part hereof. Buyer will also assume all contracts entered into by Seller after the date of this Agreement, provided that they were entered into in the ordinary course of business and have been previously reviewed by Buyer. Buyer shall indemnify Seller against all claims made under the agreements and joint ventures limited to the three above projects.

        7. Buyer shall obtain construction funds not exceeding $330,000,000 U.S. Dollars for the purpose of completing construction of the above projects. These funds may be part equity and part debt at the sole discretion of the Buyer and upon such terms and conditions as the Buyer may determine.

        8. Both parties agree to execute such documents as may be required to implement this Agreement. Seller agrees to provide full documentation concerning the incorporation in the British Virgin Islands.

        9. This Agreement is binding upon and shall inure to the benefit of the parties' heirs, executors, administrators, successors, and assigns.

        10. Both parties shall exert their best efforts to ensure successful completion of said projects, the administration of equity and debt funds, and shall maintain communication between themselves and others as directed by the Buyer.

        11. This Agreement shall be construed in accordance with the laws of the respective jurisdictions wherein the projects are located or the Buyer and Seller shall agree.




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                                   EXHIBIT A


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        12. This Agreement may be modified provided the same is in writing and signed by the Buyer and Seller.

        Executed at the locations shown below by the person is who represent that they are empowered to sign on behalf of the Buyer and Seller. This Agreement may constitute a fax copy which shall be considered an original.

SELLER:                                 BUYER:
L Y TRANSPORTATION CONSTRUCTION,
LTD. and HONE, LTD.                     LA SALLE GROUP, LTD.




BY: /s/ Timothy L. Nesbitt              BY: /s/ Anne M. E. Greyling
    -------------------------------         ------------------------------
    Timothy L. Nesbitt                      Anne M. E. Greyling, President
    Rotonda West, Florida 33947 USA         Tunbridge Wells, UK


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